UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2014

CAREY WATERMARK INVESTORS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

An annual meeting of stockholders was held on June 26, 2014, at which time a vote was taken to elect directors for Carey Watermark Investors Incorporated (the “Company”) through the solicitation of proxies. Set forth below are the final voting results for the election of directors, who were elected to serve until the next annual meeting of stockholders:

Name of Director	For	Withheld	Abstained*
Trevor P. Bond	37,615,709	1,002,630	517,040
Charles S. Henry	37,636,076	982,263	517,040
Michael D. Johnson	37,628,526	989,813	517,040
Michael G. Medzigian	37,624,046	994,293	517,040
Robert E. Parsons, Jr.	37,635,199	983,140	517,040
William H. Reynolds, Jr.	37,633,165	985,174	517,040

*   Represents shares held by the Company’s advisor, W. P. Carey Inc. and certain of its affiliates, which were present for quorum purposes but are not entitled to be voted for the election of directors under the Company’s Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: June 30, 2014	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director